UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 26, 2019 (July 25, 2019)

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TYPE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On July 25, 2019, Monotype Imaging Holdings Inc., a Delaware corporation (the “Company”), Marvel Parent, LLC, a Delaware limited liability company (“Parent”), and Marvel Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub,” and together with the Company and Parent, the “Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of HGGC, LLC. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement.

The Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that it is in the best interests of the Company and its stockholders to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein, (ii) declared the Merger Agreement advisable, (iii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations under the Merger Agreement and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement, and (iv) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock, par value $0.001 per share (the “Company Common Stock”) issued and outstanding (other than (i) shares held by the Company as treasury stock, owned by Parent or Merger Sub, or owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub and (ii) shares held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares) will be automatically converted into the right to receive cash in an amount equal to $19.85 per share, without interest and net of any withholding of taxes thereon (the “Per Share Price”).

The completion of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the adoption of the Merger Agreement by the Company’s stockholders, (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) receipt of all clearances, approvals and/or authorizations required by the antitrust laws of Germany, (iv) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger, and (iv) the absence of a Company material adverse effect. The Merger is not subject to approval by the stockholders of Parent or to any financing condition. Parent intends to fund all of its payment obligations in connection with the Merger with a combination of committed debt and equity financing and available cash of the Company and its subsidiaries.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, (i) agreements to generally conduct its and its subsidiaries’ businesses in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during this period; (ii) to forego paying any dividend or other distribution in respect of its shares of Company Common Stock during the period between the execution of the Merger Agreement and the Effective Time; and (iii) to call a special meeting of the Company’s stockholders to adopt the Merger Agreement.

During the 30-day period from July 25, 2019 and continuing until 12:00 p.m. Eastern time on August 25, 2019 (the “Go-Shop Period”), the Company is permitted to solicit, initiate or encourage alternative acquisition proposals and engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect to any acquisition proposal. Following the expiration of the Go-Shop Period, the Company will cease such activities, and be subject to customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties or to provide information to and engage in discussions with a third party in relation to an acquisition proposal, subject to certain customary exceptions to permit the Company Board to comply with its fiduciary duties.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, (i) by mutual agreement of the Parties to terminate, (ii) by either Party if (x) any law or order permanently prohibits consummation of the Merger, (y) the Effective Time has not occurred by 11:59 p.m., Pacific time, on January 25, 2020 (the “Termination Date”) or (z) the requisite approval of the Company’s stockholders is not obtained at the stockholder meeting (or any adjournment or postponement thereof), (iii) by either Party if the other Party has breached or failed to perform in any material respect any of its representations and warranties or covenants under the Merger Agreement such that a closing condition is not satisfied (subject to notice and cure and other customary exceptions), (iv) by Parent if the Company Board changes, withholds or withdraws its recommendation to the Company’s stockholders and (v) by the Company (x) to accept a Superior Proposal (as defined below) or (y) if Parent fails to close the Merger when required to do so under the Merger Agreement.

Upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, including by the Company to accept a Superior Proposal or if the Company Board changes, withholds or withdraws its recommendation to the Company’s stockholders, the Company will be required to pay Parent a fee (the “Company Termination Fee”) of $24,750,000; provided that if the Company terminates the Merger Agreement prior to the end of the Go-Shop Period and the Company has entered into a definitive alternative acquisition agreement to consummate an acquisition transaction at the time of such termination, then the Company Termination Fee payable by the Company to Parent will be $12,375,000. The Merger Agreement also provides that Parent will pay the Company a fee of $49,500,000 if the Company terminates the Merger Agreement because of Parent’s or Merger Sub’s willful breach of its respective representations and warranties or failure to perform its respective covenants and other agreements under the Merger Agreement.

Prior to obtaining the approval of the Company’s stockholders, the Company Board may change its recommendation that stockholders vote to adopt the Merger Agreement (i) in response to any material event, development, discovery, change or circumstance with respect to the Company that (A) was not known to, or reasonably expected by, the Company Board as of the date of the Merger Agreement and (B) does not relate to (x) any acquisition proposal or (y) the mere fact that the Company meets or exceeds any internal or published projections or other financial or operating metrics, or changes in the market price or trading volume of the Company Common Stock or the credit rating of the Company (an “Intervening Event”) or (ii) if the Company has received an acquisition proposal involving more than 50% the Company’s and assets or outstanding shares of Company Common Stock that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms and, among other things, if consummated, would be more favorable from a financial point of view to the Company’s stockholders than the Merger (a “Superior Proposal”) (in which case the Company may also terminate the Merger Agreement to enter into such Superior Proposal, subject to certain conditions including payment of the Company Termination Fee, as described above), if, in either case, the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to change its recommendation in such circumstances would be inconsistent with its fiduciary obligations under applicable law.

Before the Company Board may change its recommendation in connection with an Intervening Event or a Superior Proposal, or terminate the Merger Agreement to accept a Superior Proposal, the Company must provide Parent five business days’ notice in the case of an Intervening Event or a Superior Proposal that the Company Board intends to change its recommendation, during which period the Company will negotiate with Parent (to the extent Parent desires to do so) to make adjustments to the terms and conditions of the Merger Agreement so as to permit the Company Board to determine that the failure to change its recommendation in respect of the Intervening Event would no longer be inconsistent with its fiduciary duties or that the acquisition proposal no longer constitutes a Superior Proposal. Each time material modifications to such acquisition proposal determined to be a Superior Proposal are made, the Company must notify Parent of such modification and such five business day period will recommence and be extended for three business days from the date of such notification.

Pursuant to the Merger Agreement, (a) unless otherwise mutually agreed by the Parties or Parent and the applicable holders of options to purchase Company Common Stock (“Company Options”), at the Effective Time, each Company Option that is unexpired, unexercised, and outstanding and vested as of immediately prior to the Effective Time, shall be canceled and converted into the right to receive an amount in cash, equal to the product of (i) the excess, if any, of (A) the Per Share Price over (B) the per-share exercise price for such Company Option, multiplied by (ii) the total number of shares of Company Common Stock underlying such Company Option, (b) unless otherwise mutually agreed by the Parties or Parent and the applicable Company Option holders, at the Effective Time, each Company Option that is unexpired, unexercised, and outstanding as of immediately prior to the Effective Time and will not by its terms vest as of the Effective Time, shall be assumed and substituted without any action on the part of the holder thereof (the “Substituted Options”), and subject to compliance with Section 409A of the Code, the Substituted Options shall remain subject to the same terms and conditions as were applicable under such Company Option immediately prior to the Effective Time (including, without limitation, all vesting, exercise and forfeiture terms and accelerated vesting on specific terminations of employment, to the extent applicable, and any new terms required to become effective as a result of such assumption and/or substitution under the Company Option award agreement and/or Company Equity Plan), except (A) for changes to certain terms and conditions rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for such other administrative or ministerial changes that are not detrimental in any material respect to the holder thereof and that in the reasonable and good faith determination of Parent are necessary to conform the administration of the Substituted Options and the Surviving Corporation and (B) that upon vesting of any Substituted Options, the holder thereof shall be entitled to the amount in cash, equal to the product of (i) the excess, if any, of (x) the Per Share Price over (y) the per-share exercise price for such Company Option, multiplied by (ii) the total number of shares of Company Common Stock underlying such Company Option that would have become vested pursuant to its terms. If the per-share exercise price of any Company Option is equal to or greater than the Per Share Price, then such Company Option will be cancelled without any cash payment or other consideration.

Additionally, pursuant to the Merger Agreement unless otherwise mutually agreed by the Parties or Parent and the applicable holders of restricted shares of Company Common Stock (“Company RSAs”), at the Effective Time, each Company RSA that is outstanding immediately prior to the Effective Time and that will not by its terms vest as of the Effective Time, shall be assumed and substituted without any action on the part of the holder thereof (the “Substituted RSAs”), and the Substituted RSAs shall remain subject to the same terms and conditions as were applicable under such Company RSA immediately prior to the Effective Time (including, without limitation, all vesting, settlement and forfeiture terms and accelerated vesting on specific terminations of employment, to the extent applicable, and any new terms required to become effective as a result of such assumption and/or substitution under the Company RSA award agreement and/or Company Equity Plan), except (A) for changes to certain terms and conditions rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for such other administrative or ministerial changes that are not detrimental in any material respect to the holder thereof and that in the reasonable and good faith determination of Parent are necessary to conform the administration of the Substituted RSAs and the Surviving Corporation and (B) that upon vesting of any Substituted RSAs, the holder thereof shall be entitled to the amount in cash, equal to the product of (i) the total number of shares of Company Common Stock underlying such Company RSA that would have become vested pursuant to its terms, multiplied by (ii) the Per Share Price (the “Substituted RSA Consideration”), payable at the same time as such Company RSAs for which Substituted RSAs were assumed and substituted would have been settled pursuant to its terms.

In addition, the Parties have agreed that, (a) unless otherwise mutually agreed by the Parties or Parent and the applicable holders of restricted stock units or similar rights to receive shares of Company Common Stock (or payments based on the value of Company Common Stock) that vest solely on the basis of time (“Company RSUs”), at the Effective Time, each Company RSU that is outstanding and vested by its terms immediately prior to the Effective Time (taking into account any accelerated vesting thereof as a result of the transactions contemplated by the Merger Agreement), shall be canceled and converted into the right of the holder of such Company RSU to receive an amount in cash, equal to the product of (i) the total number of Company Shares underlying such Company RSU, multiplied by (ii) the Per Share Price (the “Company RSU Consideration”) and (b) unless otherwise mutually agreed by the Parties or Parent and the applicable Company RSU holders, at the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and that will not by its terms vest as of the Effective Time, shall be assumed and substituted without any action on the part of the holder thereof (the “Substituted RSUs”), and subject to compliance with Section 409A of the Code, the Substituted RSUs shall remain subject to the same terms and conditions as were applicable under such Company

RSU immediately prior to the Effective Time (including, without limitation, all vesting, settlement and forfeiture terms and accelerated vesting on specific terminations of employment, to the extent applicable, and any new terms required to become effective as a result of such assumption and/or substitution under the Company RSU award agreement and/or Company Equity Plan), except (A) for changes to certain terms and conditions rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for such other administrative or ministerial changes that are not detrimental in any material respect to the holder thereof and that in the reasonable and good faith determination of Parent are necessary to conform the administration of the Substituted RSUs and the Surviving Corporation and (B) that upon vesting and settlement of any Substituted RSUs, the holder thereof shall be entitled to the amount in cash, equal to the product of (i) the total number of Company Shares underlying such Company RSU that would have become vested pursuant to its terms, multiplied by (ii) the Per Share Price (the “Substituted RSU Consideration”), payable at the same time as such Company RSUs for which Substituted RSUs were assumed and substituted would have been settled pursuant to its terms and (c) unless otherwise mutually agreed by the Parties or Parent and the applicable holders of restricted stock units or similar rights to receive shares of Company Common Stock (or payments based on the value of Company Common Stock) that vest in whole or in part upon the achievement of one or more performance goals (“Company PSUs”), at the Effective Time, each Company PSU that is outstanding and vested by its terms immediately prior to the Effective Time (taking into account any accelerated vesting thereof as a result of the transactions contemplated by the Merger Agreement), shall be canceled and converted into the right of the holder of such Company PSU to receive an amount in cash, equal to the product of (i) the total number of Company Shares underlying such Company PSU, multiplied by (ii) the Per Share Price. At the Effective Time, each Company PSU that will not by its terms vest at or prior to the Effective Time shall be cancelled without any cash payment or other consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement have been made solely for the benefit of the Parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided by each of the Company and Parent in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company or Parent.

Parent Financing

Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. The obligations of the equity investors to provide equity financing under the equity commitment letter are subject to customary conditions. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to customary conditions.

Guarantee

Concurrently with the execution of the Merger Agreement, the equity investors have entered into a limited guarantee, pursuant to which they have agreed to guarantee Parent’s obligation to pay any termination fee, reimburse and indemnify the Company with respect to certain expenses in connection with the Merger and pay certain other amounts.

Item 2.02	Results of Operations and Financial Conditions.

On July 26, 2019, the Company issued a press release announcing financial results for the second quarter ended June 30, 2019. A copy of the press release is attached as Exhibit 99.1.

The information disclosed under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 25, 2019, Company Board approved an amendment to the Company’s bylaws to explicitly provide that the Court of Chancery of the State of Delaware (or, in case such court does not have jurisdiction, the Federal District Court for the District of Delaware or other competent state court of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. This amendment was effective upon adoption by the Company Board. The full text of the amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events

On July 26, 2019, the Company and Parent issued a joint press release announcing the entry by the Company, Parent and Merger Sub into the Merger Agreement. A copy of the press release is filed as Exhibit 99.2 and incorporated herein by reference.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to Monotype’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.monotype.com or by contacting the Company’s Investor Relations contact at ir@monotype.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 25, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 4, 2019 and in subsequent documents filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 25, 2019, by and among Marvel Parent, LLC, Marvel Merger Sub, Inc. and Monotype Imaging Holdings Inc.†

3.1	Amendment No. 3 to Amended and Restated By-laws of Monotype Imaging Holdings Inc.

99.1	Earnings press release, dated July 26, 2019.

99.2	Joint press release, dated July 26, 2019.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2019

MONOTYPE IMAGING HOLDINGS INC.

By:	/s/ Scott E. Landers
Name:	Scott E. Landers
Title:	Chief Executive Officer